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                                                                     Exhibit 4.1


                                    QLT INC.

             AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT

                            dated as of April 8, 2005

                                     Between

                                    QLT Inc.

                                       And

                      Computershare Trust Company of Canada

                                 As Rights Agent

    (amending and restating the Rights Plan Agreement dated March 17, 2002 as amended and restated April 8, 2002)

                           QLT SHAREHOLDER RIGHTS PLAN

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1    - INTERPRETATION...............................................................................     3
    1.1      DEFINITIONS....................................................................................     3
    1.2      CURRENCY.......................................................................................    17
    1.3      GRANDFATHER PROVISION..........................................................................    17
    1.4      HOLDER.........................................................................................    17
    1.5      ACTING IN GOOD FAITH...........................................................................    17
    1.6      ACTING JOINTLY OR IN CONCERT...................................................................    18
    1.7      HEADINGS AND REFERENCES........................................................................    18
    1.8      SINGULAR, PLURAL ETC...........................................................................    18
    1.9      SCHEDULE.......................................................................................    18

ARTICLE 2    - THE RIGHTS...................................................................................    18
    2.1      LEGEND ON CERTIFICATES.........................................................................    18
    2.2      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS...............................    19
    2.3      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS................................................    22
    2.4      DATE ON WHICH EXERCISE IS EFFECTIVE............................................................    27
    2.5      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES..........................    27
    2.6      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE............................................    28
    2.7      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES......................................    29
    2.8      PERSONS DEEMED OWNERS..........................................................................    29
    2.9      DELIVERY AND CANCELLATION OF CERTIFICATES......................................................    30
    2.10     AGREEMENT OF RIGHTS HOLDERS....................................................................    30
    2.11     RIGHTS HELD BY THE CORPORATION AND SUBSIDIARIES................................................    31

ARTICLE 3    - ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS...............................    31
    3.1      FLIP-IN EVENT..................................................................................    31

ARTICLE 4    - THE RIGHTS AGENT.............................................................................    33
    4.1      GENERAL........................................................................................    33
    4.2      MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT........................    34
    4.3      DUTIES OF RIGHTS AGENT.........................................................................    34
    4.4      CHANGE OF RIGHTS AGENT.........................................................................    36

ARTICLE 5    - MISCELLANEOUS................................................................................    37
    5.1      REDEMPTION AND WAIVER..........................................................................    37
    5.2      EXPIRATION.....................................................................................    39
    5.3      ISSUANCE OF NEW RIGHTS CERTIFICATES............................................................    39

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
    5.4      SUPPLEMENTS AND AMENDMENTS.....................................................................    40
    5.5      FRACTIONAL RIGHTS AND FRACTIONAL SHARES........................................................    41
    5.6      RIGHTS OF ACTION...............................................................................    42
    5.7      HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER......................................................    42
    5.8      NOTICE OF PROPOSED ACTIONS.....................................................................    42
    5.9      NOTICES........................................................................................    43
    5.10     COSTS OF ENFORCEMENT...........................................................................    43
    5.11     SUCCESSORS.....................................................................................    44
    5.12     BENEFITS OF THIS AGREEMENT.....................................................................    44
    5.13     GOVERNING LAW..................................................................................    44
    5.14     COUNTERPARTS...................................................................................    44
    5.15     SEVERABILITY...................................................................................    44
    5.16     EFFECTIVE DATE.................................................................................    44
    5.17     PARAGRAPH INTENTIONALLY DELETED................................................................    45
    5.18     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS...........................................    45
    5.19     DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS............................................    45
    5.20     TIME OF ESSENCE................................................................................    46

    Exhibit A - Form of Rights Certificate
    Exhibit 1 - Form of Election to Exercise
    Exhibit 2 - Form of Assignment

           QLT AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT

            THIS AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT was made as of the 8 day of April, 2005 (amending and restating the Shareholder Rights Plan Agreement of the Corporation dated March 17, 2002 as amended and restated April 8, 2002).

BETWEEN:

            QLT INC., a corporation amalgamated under the laws of the Province of British Columbia.

            (the "CORPORATION")

                                                             OF THE FIRST PART

AND:

            COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada.

            (the "RIGHTS AGENT")

                                                            OF THE SECOND PART

            WHEREAS, the term of the amended and restated shareholder rights plan agreement of the Corporation, initially adopted by the Board of Directors of the Corporation on March 17, 1992 and subsequently confirmed by shareholders at the annual general meetings of the Corporation held on April 28, 1992 and May 12, 1997, respectively, expires on March 17, 2002 (the "ORIGINAL QLT RIGHTS PLAN");

            AND WHEREAS the Board of Directors of the Corporation had determined that it was advisable to adopt a shareholder rights plan effective March 17, 2002, to replace the Original QLT Rights Plan, inter alia, in order to:

      (a) facilitate the maximization of shareholder values if a substantial portion of the Voting Shares or the assets of the Corporation are to be acquired by any Person;

      (b) protect the Corporation and its shareholders from abusive acquisition tactics or acquisitions which may not be in the best interests of the Corporation and its shareholders; and

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                                       -2-

      (c) provide a framework in which appropriate take-over bids for the Corporation can be put before its shareholders in a fair and proper manner so that its shareholders can make a fully informed decision with respect to such take-over bids;

            AND WHEREAS the Board of Directors of the Corporation has been advised that, based upon the experiences of other corporations and taking into account the circumstances of the Corporation itself, the adoption of the Rights Plan will assist the Corporation to achieve the intended results;

            AND WHEREAS it is not the intention of the Board of Directors of the Corporation to adopt the Rights Plan as a means of preventing or deterring any Person from seeking to acquire the Voting Shares or the assets of the Corporation, provided they do so in a manner that is fair to all shareholders, or of foreclosing the ability of the Board of Directors of the Corporation to take any action that in its discretion considers reasonable in the circumstances of any such transaction having regard for the best interests of the Company and its shareholders;

            AND WHEREAS in order to implement the Rights Plan, the Board of Directors of the Corporation has:

      (a) authorized and declared effective immediately following the Close of Business on March 17, 2002 a distribution of one right (a "RIGHT") in respect of each Common Share outstanding at the Close of Business on March 17, 2002 (the "RECORD TIME"); and

      (b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

            AND WHEREAS each Right entitles the holder thereof, after the Separation Time but before the Expiration Time, to purchase securities of the Corporation (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein;

            AND WHEREAS the Corporation desires to appoint the Rights Agent to act, on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereafter defined), the exercise of Rights and other matters referred to herein;

            AND WHEREAS the board of directors of the Corporation has determined that it is advisable to amend and restate, effective April 8, 2005, the shareholder rights plan adopted effective March 17, 2002 and amended and restated as of April 8, 2002 (the shareholder rights plan as amended and restated herein referred to as the "RIGHTS PLAN" or this "Agreement");

            NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereto hereby agree as follows:

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                                       -3-

                          ARTICLE 1 - INTERPRETATION

1.1 DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "ACQUIRING PERSON" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation provided, however, that the term "ACQUIRING PERSON" shall not include:

            (i)   the Corporation or any Subsidiary or Affiliate;

            (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation (after the Record Time and such Person's Beneficial Ownership does not exceed the number of Voting Shares Beneficially Owned by such Person immediately prior to the Record Time) other than as a result of any one or a combination of:

                  (A) acquisitions or redemptions by the Corporation of Voting Shares of the Corporation which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by such Person to 20% or more of the Voting Shares of the Corporation then outstanding ("VOTING SHARE REDUCTIONS");

                  (B) share acquisitions made pursuant to a Permitted Bid or a Competing Permitted Bid ("PERMITTED BID ACQUISITIONS");

                  (C) share acquisitions (1) in respect of which the Board of Directors of the Corporation has waived the application of Section 3.1 pursuant to the provisions of subsections 5.1(b), 5.1(c) or 5.1(d); or (2) which were made prior to the Original Record Time; or (3) pursuant to an amalgamation, merger or other statutory procedure requiring shareholder approval ("EXEMPT ACQUISITION");

                  (D) the acquisition of Voting Shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition (as defined below) ("CONVERTIBLE SECURITY ACQUISITIONS"); or

                  (E)   a Pro-rata Acquisition;

                  provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding by reason of any one or a combination of (i) Permitted Bid Acquisitions, (ii) Voting Share Reductions, (iii) Exempt Acquisitions, (iv) Convertible Security Acquisitions, or (v) Pro-rata Acquisitions and, after such Permitted Bid Acquisitions, Voting Share Reductions, Exempt
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                                       -4-

                  Acquisitions, Convertible Security Acquisitions or Pro-rata Acquisitions, such Person is, at the time such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares, or becomes, at any time thereafter while such Person is the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding, the Beneficial Owner of any additional Voting Shares constituting more than 1% of the Voting Shares then outstanding of the Corporation (other than pursuant to any one or combination of Permitted Bid Acquisitions, Voting Share Reductions, Exempt Acquisitions, Convertible Security Acquisitions or Pro-rata Acquisitions) then as of the date such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares while holding such additional Voting Shares, or becomes the beneficial holder of such additional Voting Shares, while the Beneficial Owner of 20% or more of the Voting Shares, as the case may be, such Person shall be deemed to be an "ACQUIRING PERSON";

            (iii) for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on paragraph 1.1(g)(v) hereof solely because such Person has made or proposes to make a tender or exchange offer or Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person; the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Sections 101 and 102 of the Securities Act (Ontario), Section 111 of the Securities Act (British Columbia) or Section 13(d) under the 1934 Exchange Act) by such Person or the Corporation of the intent to commence such a tender or exchange offer or Take-over Bid (or pursuant to any comparable or successor laws, rules or regulations) being herein referred to as the "DISQUALIFICATION DATE"; or

            (iv) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities by way of prospectus or private placement.

      (b) "ADJUSTED EXERCISE PRICE" means the price at which a holder may purchase the securities issuable upon exercise of Rights pursuant to the terms of paragraph 3.1(a)(ii) which, until adjustment thereof in accordance with the terms hereof, shall be equal to the Exercise Price multiplied by a fraction in which:

            (i) the numerator is the number of Shares per Right that may be purchased pursuant to paragraph 3.1(a)(ii); and

            (ii) the denominator is the number of Shares per Right that could have been purchased pursuant to paragraph 3.1(a)(i) in the event that there had been sufficient authorized but unissued Common Shares to permit each holder of a Right (other than an Acquiring Person or a transferee of the kind described in paragraph 3.1(b)(ii)) to purchase the number of Common Shares to which they would have been entitled under paragraph 3.1(a)(i);

      (c)   "ADJUSTMENT FACTOR" shall mean a fraction in which:

            (i) the numerator is equal to the Corporation's authorized but unissued Voting Shares; and

            (ii) the denominator is equal to the Corporation's issued and outstanding Voting Shares minus those Voting Shares that the Acquiring Person Beneficially owns;

      (d) "AFFILIATE" shall mean, when used to indicate a relationship with a specified body corporate, a Person that directly or indirectly through one or more intermediaries controls, or is a body corporate controlled by, or under common control with, such specified body corporate;

      (e) "AGREEMENT" means this Rights Plan as amended, modified or supplemented from time to time;

      (f) "ASSOCIATE" shall mean, when used to indicate a relationship with a specified Person, (i) a spouse of that Person, (ii) any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, (iii) any relative of that Person if that relative has the same residence as that Person or
            (iv) any relative of such spouse or other Person referred to in the immediately preceding clauses (i), (ii) or (iii) above, if that relative has the same residence as the specified Person;

      (g) Subject to Section 1.3, a Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP", of, and to "BENEFICIALLY OWN":

            (i) any securities of which such Person or any such Person's Affiliates or Associates is an owner at law or in equity,

            (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has

                  (A) the right to acquire upon the exercise of Convertible Securities; or

                  (B) the right to acquire pursuant to any agreement, arrangement, pledge or understanding,

            in either case where such right is exercisable within 60 days and whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of business), or

            (iii) any securities which are Beneficially Owned, directly or indirectly, within the meaning of paragraphs 1.1(g)(i) or (ii) by any other Person with which such Person or any of such Person's Affiliates or Associates is acting jointly or in concert;

            provided, however, that a Person shall not be deemed the "BENEFICIAL OWNER", or to have "BENEFICIAL OWNERSHIP" of, or to "BENEFICIALLY OWN", any security:

            (iv) because such security has been agreed to be deposited or tendered pursuant to a Permitted Lock-up Agreement, or is otherwise deposited or tendered, to any Take-over Bid made by such Person, made by any of such Person's Affiliates or Associates or made by any other Person acting jointly or in concert with such Person until such deposited or tendered security has been taken up or paid for, whichever shall first occur;

            (v) because such Person, or any of such Person's Affiliates or Associates or any other Person referred to in paragraph 1.1(g)(iii), holds such security provided that:

                  (A) the ordinary business of any such Person (the "INVESTMENT MANAGER") includes the management of mutual funds or investment funds for others (which, without limitation, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of any other Person, including the acquisition or holding of securities for non-discretionary accounts on behalf of a client by a broker or dealer registered under applicable securities laws (a "CLIENT");

                  (B) such Person (the "TRUST COMPANY") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "ESTATE ACCOUNT") or in relation to other accounts (each an "OTHER ACCOUNT") and holds such security in the ordinary course of such duties for such Estate Accounts or Other Accounts;

                  (C) the ordinary business of such person includes, acting as an agent of the Crown in the management of public assets (the "CROWN AGENT");

                  (D) the Person is an independent Person (the "INDEPENDENT PERSON") established by statute for, among other things, and the ordinary business or activity of such Person includes, the administration of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies; or

                  (E) such Person (the "ADMINISTRATOR") is the administrator or trustee of one or more pension funds, plans or related trusts (a "PLAN") registered or qualified under the laws of Canada or any Province thereof or the laws of the United States of America or any State thereof or is a Plan;

                  provided that the Investment Manager, the Trust Company, the Crown Agent, the Independent Person, the Administrator and the Plan, as the case may be, is not then making, or has not announced a current intention to make, a Take-over Bid alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange, securities quotation system or organized over-the-counter market, alone, through its Affiliates or Associates or by acting jointly or in concert with any other Person;

            (vi) because such Person is (1) a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security, (2) because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security or (3) a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

            (vii) where such Person is:

                  (A) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager;

                  (B) an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company; or

                  (C) a Plan and such security is owned at law or in equity by the Administrator of the Plan;

            (viii) where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depository;

            For the purposes of this Agreement in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding;

      (h) "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation;

      (i) "BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)" shall mean the Business Corporations Act, S.C.B. 2002, c.57, as amended and the regulations thereunder, and any comparable or successor laws or regulations thereto;

      (j) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day that is treated as a holiday at the Corporation's or the Rights Agent's principal executive offices in Canada;

      (k) "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date;

      (l) "CANADIAN-U.S. EXCHANGE RATE" shall mean on any date the inverse of the U.S.-Canadian Exchange Rate;

      (m) "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Vancouver (or, after the Separation Time, the offices of the Rights Agent in the City of Vancouver) becomes closed to the public;

      (n) "COMMON SHARES" shall mean Common Shares of the Corporation and, when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest of a Person having power (whether or not exercised) to control or direct the management of such other Person; if such other Person is a Subsidiary of another Person, "such other Person" as used herein shall mean the Person or Persons which ultimately control such first-mentioned Person;

      (o)   "COMPETING PERMITTED BID" means a Take-over Bid that:

            (i) is made for the Voting Shares after a Permitted Bid for Voting Shares has been made but prior to the expiry of such Permitted Bid;

            (ii) satisfies all of the conditions of the definition of Permitted Bid except as set out in paragraph 1.1(ee)(iii)(A) below; and

            (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up and paid for pursuant to the Take-over Bid prior to the close of business on a date which is not earlier than the later of 35 days after the date of the Take-over Bid or the 60th day following the date of the earliest Permitted Bid;

      (p) "CONVERTIBLE SECURITIES" means, at any time, any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into, exercisable into or exchangeable for Voting Shares;

      (q) "CONVERTIBLE SECURITY ACQUISITIONS" has the meaning set forth in the definition of "Acquiring Person" herein;

      (r)   "CORPORATION" means QLT Inc.;

      (s) "EXEMPT ACQUISITION" shall have the meaning ascribed thereto in the definition of Acquiring Person;

      (t) "EXERCISE PRICE" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right and until adjustment or amendment thereof in accordance with the terms hereof, the Exercise Price shall equal $90;

      (u)   "EXPIRATION TIME" shall mean the earlier of :

            (i)   the Termination Time; or

            (ii) subject to s.5.16, the Close of Business on that date which is the earlier of the date of termination of the meeting called to consider the reconfirmation of this Agreement and the date of termination of the 2005 annual meeting of shareholders of the Corporation or, if this Agreement is reconfirmed at such meeting, the date of termination of the 2008 annual meeting of shareholders of the Corporation;

      (v) "FLIP-IN EVENT" shall mean a transaction in which any Person shall become an Acquiring Person;

      (w) "INDEPENDENT SHAREHOLDERS" shall mean holders of outstanding Voting Shares of the Corporation excluding (i) any Acquiring Person; or
            (ii) any Person (other than a Person who is deemed not to Beneficially Own such Voting Shares by reason of paragraph 1.1(g)(v)) that is making or has announced a current intention to make a Take-over Bid for Voting Shares of the Corporation (including a Permitted Bid or a Competing Permitted Bid) but excluding any such Person if the Take-over Bid so announced or made by such Person has been withdrawn, terminated or, expired; or (iii) any Affiliate or Associate of such Acquiring Person or a Person referred to in clause (ii); or (iv) any Person acting jointly or in concert with such Acquiring Person or a Person referred to in clause
            (ii); or (v) a Person who is a trustee of any employee benefit plan, share purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid;

      (x) "MARKET PRICE" per share of any securities on any date of determination shall mean the average of the daily Closing Price Per Share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section
            2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The "CLOSING PRICE PER SHARE" of any securities on any date shall be:

            (i) the closing board lot sale price, or, if such price is not available, the average of the closing bid and asked prices, for each share as reported by the stock exchange in Canada on which such securities are listed and posted for trading (provided that if at the date of determination such securities are listed or admitted to trading on more than one stock exchange or national securities quotation system, such price or prices shall be determined based on the stock exchange or national securities quotation system on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed calendar year);

            (ii) if the securities are not listed or posted for trading on any stock exchange in Canada, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or posted for trading on the principal national securities exchange in the United States on which such securities are listed or posted for trading;

            (iii) if for any reason none of such prices is available on such date or the securities are not listed or admitted to trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market; or

            (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors of the Corporation;

            provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined by a nationally and internationally recognized investment banking firm (selected by the Board of Directors of the Corporation) with respect to the fair value per share of such securities. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof;

      (y) "1933 SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto;

      (z) "1934 EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto;

      (aa)  "OFFER TO ACQUIRE" shall include:

            (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares; and

            (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

            or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

      (bb) "OFFEROR" shall mean a Person who has announced a current intention to make or who is making a Take-over Bid;

      (cc) "OFFEROR'S SECURITIES" means Voting Shares Beneficially Owned on the date of an Offer to Acquire by any Person who makes a Take-over Bid or by any Person acting jointly or in concert with such Person;

      (dd) "ORIGINAL RECORD TIME" means the time that is the Close of Business on March 17, 1992;

      (ee) "PERMITTED BID" means a Take-over Bid made by means of a Take-over Bid circular and which also complies with the following additional provisions:

            (i) the Take-over Bid is made to all holders of record of Voting Shares wherever resident as registered on the books of the Corporation;

            (ii) the Take-over Bid contains irrevocable and unqualified provisions that all Voting Shares may be deposited pursuant to the Take-over Bid at any time prior to the Close of Business on the date referred to in paragraph 1.1(ee)(iii) and that all Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the Close of Business on such date;

            (iii) (A) the Take-over Bid contains, and the take up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on a date which is not less than 60 days following the date of the Take-over Bid and (B) that Voting Shares shall not be taken up and paid for by the Offeror unless Independent Shareholders have deposited or tendered shares representing more than 50% of the Voting Shares then outstanding pursuant to the Take-over Bid and have not withdrawn such shares; and

            (iv) the Take-over Bid contains an irrevocable and unqualified provision that, should the condition referred to in paragraph 1.1(ee)(iii) be met, the Offeror will make a public announcement of that fact, the Take-over Bid will be extended on the same terms for a period of not less than 10 days from the date referred to in paragraph 1.1(ee)(iii) and where a greater number of such Voting Shares is deposited pursuant thereto than the Offeror is bound or willing to acquire under the Take-over Bid, the Voting Shares shall be taken up and paid for on a pro rata basis;

      (ff) "PERMITTED BID ACQUISITIONS" shall have the meaning ascribed thereto in the definition of Acquiring Person;

      (gg) "PERMITTED LOCK-UP AGREEMENT" means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the "LOCKED-UP PERSON") (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date of the Lock-up Bid (as defined below), or if the Lock-up Bid has been made prior to the date of the Lock-up Agreement not later than the first Business Day following the date of the Lock-up Agreement) who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror's Take-over Bid or to any Take-over Bid made by any of the Offeror's Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the "LOCK-UP BID"), where the agreement:

            (i)   (A)   permits the Locked-up Person to withdraw the Voting
                        Shares in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share that exceeds, or provides a value for each Voting Share that is greater than, the offering price contained or proposed to be contained in the Lock-up
                        Bid;

                  (B) permits the Locked-up Person to withdraw the Voting Shares in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share that exceeds, or provides a value for each Voting Share that is greater than, the offering price contained in or proposed to be contained in, the Lock-up Bid by as much or more than a specified amount (the "SPECIFIED AMOUNT") and the Specified Amount is not greater than 7% of the offering price that is contained or proposed to be contained in the Lock-up Bid; or

                  (C) permits the Locked-up Person to withdraw the Voting Shares in order to tender or deposit the Voting Shares to another Take-over Bid for a number of Voting Shares at least 7% greater than the number of Voting Shares that were the subject of the Lock-up Bid at a price that is not less than the price or value per Voting Share offered under the Lock-up Bid; and

            (ii) does not provide for any "break-up fees", "top-up fees", penalties, expenses or other amounts that exceed in the aggregate the cash equivalent of 2.5% of the price or value payable to the Locked-up Person under the Take-over Bid or one-half of the increased price or value that is paid pursuant to another Take-over Bid or transaction, whichever is the greater, in the event that the Locked-up Person fails to tender Voting Shares pursuant thereto in order to accept the other Take-over Bid or support another transaction;

            and for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or transaction or other similar limitation on a Locked-up Person's right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or transaction;

      (hh) "PERSON" shall include any individual, firm, partnership, association, trust, trustee, personal representative, group, body corporate, corporation, unincorporated organization, syndicate, governmental entity, or other legal entity;

      (ii) "PRO-RATA ACQUISITIONS" means acquisitions by a Person of Voting Shares pursuant to (i) any dividend reinvestment plan, such purchase plan or other plan of the Corporation made available to all holders of Voting Shares (other than holders resident in any jurisdiction where participation in such plan is restricted or impractical as a result of applicable law); (ii) a stock dividend, a stock split or other event pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class or series; (iii) the acquisition or exercise of rights to purchase Voting Shares distributed to all holders of Voting Shares (other than holders resident in any jurisdiction where such distribution or exercise is restricted or impractical as a result of applicable law) by the Corporation pursuant to a rights offering (but only if such rights are acquired directly from the Corporation); or (iv) a distribution of Voting Shares or Convertible Securities in respect thereof offered pursuant to a prospectus or by way of a private placement by the Corporation or a conversion or exchange of any such Convertible Security, provided that, in the cases of (iii) and (iv) above, such Person does not thereby acquire a greater percentage of Voting Shares or Convertible Securities so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition;

      (jj) "RECORD TIME" shall mean the time that is the Close of Business on March 17, 2002;

      (kk) "REGULAR PERIODIC CASH DIVIDEND" shall mean cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

            (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

            (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

            (iii) 100% of the aggregate consolidated net income of the
                  Corporation, before extraordinary items, for its immediately preceding fiscal year;

      (ll) "RIGHTS" means the rights authorized to be issued by the Board of Directors and governed by this Agreement;

      (mm)  "RIGHTS AGENT" means Computershare Trust Company of Canada;

      (nn) "RIGHTS CERTIFICATE" shall mean the certificates representing the Rights after the Separation Time, which shall be in the form attached hereto as Exhibit A;

      (oo) "SECURITIES ACT (BRITISH COLUMBIA)" shall mean the Securities Act, R.S.B.C. 1996, c.418 as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

      (pp) "SECURITIES ACT (ONTARIO)" shall mean the Securities Act, R.S.O. 1990, c.55 as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

      (qq) "SEPARATION TIME" shall mean the Close of Business on the earlier of:

            (i)   the tenth Business Day after the Stock Acquisition Date; and

            (ii) the tenth Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or Competing Permitted Bid so long as such Take-over Bid continues to satisfy the requirements of a Permitted Bid or Competing Permitted Bid);

            or such later date as may be determined by the Board of Directors provided that, if the Board of Directors determines pursuant to
            Section 5.1 to waive the application of Section 3.1 to a Flip-in Event, or if any Take-over Bid referred to in paragraph 1.1(qq)(ii) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for purposes of this subsection 1.1(qq), never to have been made;

      (rr)  "SHARES" shall mean shares in the capital of the Corporation;

      (ss) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Sections 101 and 102 of the Securities Act (Ontario), Section 111 of the Securities Act (British Columbia) or Section 13(d) under the 1934 Exchange Act) by the Corporation or an Acquiring Person that a Person has become an Acquiring Person;

      (tt) "SUBSIDIARY" of any specified Person shall have the meaning ascribed thereto in the Business Corporations Act (British Columbia);

      (uu) "TAKE-OVER BID" means an Offer to Acquire Voting Shares or securities convertible into Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible, and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;

      (vv) "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to Sections 5.1 or 5.16 hereof;

      (ww) "TRADING DAY" when used with respect to any securities, shall mean a day on which the principal securities exchange on which such securities are listed or posted for trading is open for the transaction of business or, if the securities are not listed or posted for trading on any securities exchange, a Business Day;

      (xx)  "U.S.-CANADIAN EXCHANGE RATE" shall mean on any date:

            (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

            (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors of the Corporation from time to time acting in good faith;

      (yy) "U.S. DOLLAR EQUIVALENT" of any amount which is expressed in Canadian dollars shall mean on any day the United States dollar equivalent of such amount determined by reference to the U.S. - Canadian Exchange Rate on such date;

      (zz) "VOTING SHARES" shall, when used with reference to the Corporation, mean collectively the Common Shares of the Corporation, and any other shares of capital stock of the Corporation to which is attached a right to vote generally for the election of directors and, when used with reference to any other Person other than the Corporation, means a Common Share of such Person and any other share of capital stock or voting interests of such person entitled to vote generally for the election of directors. The percentage of Voting Shares Beneficially Owned by any Person, shall, for the purposes of this Agreement be and be deemed to be the product determined by the formula:

                  100 x A/B

            where

            A = the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

            B = the number of votes for the election of all directors generally attaching to all outstanding Voting Shares;

            and where any Person is deemed to Beneficially Own unissued Voting Shares which may be acquired pursuant to Convertible Securities, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person, but no other unissued Voting Shares which may be acquired pursuant to any other outstanding Convertible Securities shall, for the purposes of the calculation, be deemed to be outstanding;

      (aaa) "VOTING SHARE REDUCTION" shall have the meaning attributed thereto in the definition of Acquiring Person.

1.2 CURRENCY

            All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3 GRANDFATHER PROVISION

            For the purposes of determining whether a Person is an Acquiring Person and interpreting the definition of Acquiring Person, a Person shall not be and shall not be deemed to be an Acquiring Person if such Person:

      (a) was the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation determined as at the Original Record Time; or

      (b) becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation after the Original Record Time and such Person's Beneficial Ownership of Voting Shares of the Corporation does not exceed the number of Voting Shares of the Corporation Beneficially Owned by such Person immediately prior to the Original Record Time by more than 2% of the then issued and outstanding Voting Shares of the Corporation;

provided, however, that this exception shall not be, and shall cease to be, applicable to a Person in the event that such Person shall, after the Original Record Time, become the Beneficial Owner of additional Voting Shares of the Corporation constituting more than 2% of the Voting Shares of the Corporation then outstanding other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions, Voting Share Reductions, Pro-rata Acquisitions or Convertible Security Acquisitions; and provided further that, in the event that this exception shall cease to be applicable to a Person as aforesaid, such a person shall be and shall be deemed to be an Acquiring Person as at and from the time that this exception shall cease to be applicable.

1.4 HOLDER

            As used in this Agreement, unless the context otherwise requires the term "HOLDER" when used with reference to Rights, means the registered holder of such Rights or prior to the Separation Time, the Shares with which such Rights are associated.

1.5 ACTING IN GOOD FAITH

            For purposes of this Agreement, when any determination or decision is made by the Board of Directors pursuant to this Agreement, the Board of Directors shall exercise its powers and discharge its duties honestly and in good faith with a view to the best interests of the Corporation and each director shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances all in accordance with the requirements of the Business Corporations Act (British Columbia).

1.6 ACTING JOINTLY OR IN CONCERT

            For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to any agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate thereof to acquire or offer to acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

1.7 HEADINGS AND REFERENCES

            The headings of the articles, sections and subsections of this Agreement and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references to articles, sections, subsections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement. The words "HERETO", "HEREIN", "HEREOF", "HEREUNDER", "THIS AGREEMENT", "THE RIGHTS AGREEMENT" and similar expressions refer to this Agreement including the schedule attached hereto as a whole, as the same may be amended, modified or supplemented at any time or from time to time.

1.8 SINGULAR, PLURAL ETC.

            In this Agreement, where the context so requires, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.9 SCHEDULE

            Any schedule attached hereto forms part of this Agreement.

                             ARTICLE 2 - THE RIGHTS

2.1 LEGEND ON CERTIFICATES

            Certificates for the Common Shares, including without limitation, Common Shares issued upon the conversion of Convertible Securities, issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, typewritten on or otherwise affixed to them the following legend:

            "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Shareholder Rights Plan Agreement, dated as of the 8 day of April, 2002 (amending and restating the Shareholder Rights Plan Agreement dated as of the 17 day of March 2002, as such may be from time to time amended, restated, varied or replaced), between QLT Inc. (the "CORPORATION") and Computershare Trust

            Company of Canada, as Rights Agent (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "BENEFICIALLY OWNED" by an "ACQUIRING PERSON", as such terms are defined in the Rights Agreement) whether currently held or on behalf or such Person or any subsequent holder or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor."

            Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2 INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

      (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, or its U.S. Dollar Equivalent as at the Business Day immediately preceding the day of exercise of the Right, one Common Share.

      (b)   Until the Separation Time:

            (i)   no Right may be exercised; and

            (ii) each Right will be evidenced by the certificate for the associated Share (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Share.

      (c) From and after the Separation Time and prior to the Expiration Time, the Rights:

            (i)   may be exercised; and

            (ii)  will be registrable and transferable independent of Shares.

            Promptly following the Separation Time the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time and, in respect of each Convertible Security converted into Common Shares after the Separation Time and prior to the Expiration Time promptly after such conversion to the holder so converting (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of Record of such Rights (a "NOMINEE")), at such holder's address as shown by the records of the Corporation (and the Corporation hereby agrees to furnish copies of such records to the Rights Agent for this purpose),

                  (A) a Rights Certificate in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and

                  (B)   a disclosure statement describing the Rights;

            provided that a Nominee shall be sent the materials provided for in
            (A) and (B) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person.

      (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "ELECTION TO EXERCISE") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or its executors or other personal representatives or its legal attorney duly appointed by an instrument in writing in form and manner satisfactory to the Rights Agent, accompanied by payment in cash, or by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for the relevant Shares in a name other than that of the holder of the Rights being exercised.

      (e) Upon receipt of a Rights Certificate, with a duly completed and executed Election to Exercise accompanied by payment as set forth in subsection 2.2(d) above, the Rights Agent will (unless otherwise instructed by the Corporation) forthwith:

            (i) requisition from a transfer agent for the relevant Shares, certificates representing the number of Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

            (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Shares;

            (iii) after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

            (iv) when appropriate, after receipt, deliver such cash to or to the order of the registered holder of the Rights Certificate.

      (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

      (g)   The Corporation covenants and agrees that it will:

            (i) take all such action as may be necessary and within its power to ensure that all Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

            (ii) subject to Section 5.19, take all such action as may be necessary and within its power to comply with any applicable requirements of the Securities Act (British Columbia) or comparable legislation of each of the provinces of Canada, the 1933 Securities Act and the 1934 Exchange Act or the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Shares upon exercise of Rights;

            (iii) use commercially reasonable efforts to cause all Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Shares of such class or series were traded prior to the Stock Acquisition Date; and

            (iv) pay when due and payable any and all Canadian and United States federal, provincial and state transfer taxes (for greater certainty not including any income taxes on capital gains of the holder or exercising holder or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Shares in a name other than that of the holder of the Rights being transferred or exercised.

2.3 ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

            The Exercise Price, the number and kind of Shares subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

      (a) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

            (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program, dividend reinvestment plan or a dividend payable in Common Shares in lieu of a Regular Periodic Cash Dividend;

            (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

            (iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

            (iv) issue any Common Shares (or other capital stock or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) in respect of, in lieu of, or in exchange for existing Common Shares, except as otherwise provided in this Section 2.3;

            the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the Shares purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights outstanding are to be adjusted,

                  (A) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "EXPANSION FACTOR") that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof, and

                  (B) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the Shares with respect to which the original Rights were associated (if they remain outstanding) and the Shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Share (or other capital stock) will have exactly one Right associated with it.

            If the Shares purchasable upon exercise of Rights are to be adjusted, the Shares purchasable upon exercise of each Right after such adjustment will be the Shares that a holder of the Shares purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof. If after the Record Time and prior to the Expiration Time the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in paragraphs 2.3(a)(i) to (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment.

            In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the Certificate representing such Share.

      (b) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares of rights, options, or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right per share)) less than the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90 percent of the current market price per Common Share (determined as provided in such plans) of the Common Shares. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights, options or warrants are not so issued, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

      (c) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares (including without limitation any distribution made in connection with a merger in which the Corporation is the continuing corporation) of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Shares) or rights, options or warrants entitling them to subscribe for or purchase Common Shares (or Convertible Securities in respect of Common Shares) at a price per Common Share (or, in the case of a Convertible Security in respect of Common Shares having a conversion or exercise price per share (including the price required to be paid to purchase such Convertible Security) less than 90% of the Market Price per Common Share on such record date (excluding those referred to in subsection 2.3(b)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value as shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights, of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to the securities purchaseable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights which would have been in effect if such record date had not been fixed.

      (d) Each adjustment made pursuant to this Section 2.3 shall be made as of:

            (i) the payment or effective date for the applicable dividend, subdivision, consolidation, change, combination or issuance, in the case of an adjustment made pursuant to subsection 2.3(a) herein; and

            (ii) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to subsections 2.3(b) or (c) herein.

            Any adjustment pursuant to subsections 2.3(a), (b), (c) and (e) hereof shall be made successively whenever an event referred to herein shall occur, subject to the other subsections of this Section 2.3.

      (e) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Shares (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such shares, or securities convertible into or exchangeable for any such shares, in a transaction referred to in paragraphs 2.3(a)(i) or (iv) above, if the Board of Directors of the Corporation acting in good faith determines that the adjustments contemplated by subsections 2.3(a), (b), and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors of the Corporation may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchaseable upon exercise of Rights would be appropriate and, notwithstanding subsections 2.3(a), (b), and (c) above, such adjustments, rather than the adjustments contemplated by subsections 2.3(a), (b), and (c) above, shall be made with the prior approval of the holders of shares in accordance with Section 5.4. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

      (f) Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such Exercise Price; provided, however, that any adjustments which by reason of this subsection 2.3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Each adjustment to the Exercise Price made pursuant to this Section 2.3 shall be calculated to the nearest cent or the nearest ten-thousandth of a Common Share or other Share as the case may be. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Corporation shall:

            (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and

            (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and a brief summary thereof to each holder of Rights.

      (g) Irrespective of any adjustment or change in an Exercise Price or the number of securities purchaseable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the relevant Exercise Price per Share and the number of securities so purchaseable which were expressed in the initial Rights Certificates issued hereunder.

      (h) Unless the Corporation shall have exercised its election as provided in subsection 2.3(i), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 2.3(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth), obtained by:

            (i) multiplying (x) the number of such Shares covered by a Right immediately prior to this adjustment by (y) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

            (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

      (i) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Shares purchaseable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number and kind of Shares for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 2.3(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

      (j) In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Shares and other securities of the Corporation, if any, issuable upon such existence over and above the number of Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

      (k) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors of the Corporation shall determine to be advisable in order that any (i) consolidation or subdivision of Shares, (ii) issuance wholly for cash of any Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Shares, shall not be taxable to such shareholders.

2.4 DATE ON WHICH EXERCISE IS EFFECTIVE

            Each Person in whose name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such Shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant Share transfer books of the Corporation are open.

2.5 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

      (a) The Rights Certificates shall be executed on behalf of the Corporation by any one of its directors or officers, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

      (b) Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper directors or officers of the Corporation shall bind the

            Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

      (c) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

      (d) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

      (a) The Corporation will cause to be kept a register (the "RIGHTS REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "RIGHTS REGISTRAR" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

            After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection 2.6(c) below, the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

      (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

      (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this
            Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

      (d) The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated under
            Section 5.1 hereof.

2.7 MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

      (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

      (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

            (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate; and

            (ii) such security or indemnity as may be required by them to save each of them and any of the agents harmless,

            then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

      (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

      (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8 PERSONS DEEMED OWNERS

            Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such relevant Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "HOLDER" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Shares).

2.9 DELIVERY AND CANCELLATION OF CERTIFICATES

            All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10 AGREEMENT OF RIGHTS HOLDERS

            Every holder of Rights by accepting a Right consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

      (a) it will be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

      (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Share;

      (c) after the Separation Time, the Rights Certificates shall be transferable only upon the registration of the transfer on the Rights Register as provided herein;

      (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

      (e) without the approval of any holder of Rights and upon the sole authority of the Board of Directors of the Corporation acting in good faith this Agreement may be supplemented or amended from time to time as provided herein;

      (f) such holder of Rights has waived its right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided herein); and

      (g) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11 RIGHTS HELD BY THE CORPORATION AND SUBSIDIARIES

            Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall not be exercisable for so long as they are held by the Corporation or its Subsidiaries.

                  ARTICLE 3 - ADJUSTMENTS TO THE RIGHTS IN THE
                          EVENT OF CERTAIN TRANSACTIONS

3.1 FLIP-IN EVENT

      (a) Subject to subsection 3.1(b), subsections 5.1(b), 5.1(c) and 5.1(d) hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as shall be necessary to ensure and provide, within 10 Business Days of such occurrence or such longer period as may be required to satisfy the requirements of the securities acts or comparable legislation of each of the Provinces and Territories of Canada then, except as provided below:

            (i) each Right shall thereafter constitute the right to purchase from the Corporation upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in
                  Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred);

            (ii) in the event that there are insufficient authorized but unissued Shares to permit each holder of a Right (other than an Acquiring Person or a transferee of the kind described in paragraph 3.1(b)(ii)) to purchase from the Corporation that number of Common Shares per Right provided for in paragraph 3.1(a)(i), then until such time as holders of Common Shares approve an increase in the Corporation's authorized capital such that there are sufficient authorized but unissued Common Shares to permit each holder of a Right (other than an Acquiring Person or a transferee of the kind described in paragraph 3.1(b)(ii)) to purchase from the Corporation that number of Common Shares per Right provided for in paragraph 3.1(a)(i), each whole Right shall constitute, effective at the Close of Business on the eighth Trading Day after the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares that is equal to one Common Share multiplied by the Adjustment Factor for an amount in cash equal to the Adjusted Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section
                  2.3 in the event that after the consummation or occurrence or event, an event of a type analogous to any of the events described in Section 2.3 shall have occurred).

      (b) Notwithstanding the foregoing, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

            (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person of any Associate or Affiliate of an Acquiring Person); or

            (ii) a transferee or other successor in title directly or indirectly (a "TRANSFEREE") of Rights held by any Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), that has the purpose or effect of avoiding paragraph 3.1(b)(i);

            shall become void and any holder of such Rights (including Transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

      (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either paragraphs (i) or (ii) of subsection 3.1(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                  "The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or a Transferee (as such terms are defined in the Rights Agreement) or acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in subsection 3.1(b) of the Rights Agreement."

            provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend by shall be required to impose such legend only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof or acting jointly or in concert with any of them.

                          ARTICLE 4 - THE RIGHTS AGENT

4.1 GENERAL

      (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more co-Rights Agents, the respective duties of the Rights Agent and co-Rights Agents shall be as the Corporation may determine. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending any claim of liability, which right to indemnification will survive the termination of this Agreement.

      (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Shares, Rights Certificates, certificate for other securities of the Corporation, instrument of assignment of transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.2 MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the counter signature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3 DUTIES OF RIGHTS AGENT

            The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation, and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation's expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

      (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

      (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertainment of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Share to be issued pursuant to this Agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and nonassessable.

      (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

      (h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised by the Rights Agent in the selection and continued employment thereof.

4.4 CHANGE OF RIGHTS AGENT

            The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Shares by registered or certified mail in accordance with Section 5.9. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent, as the case may be.

                           ARTICLE 5 - MISCELLANEOUS

5.1 REDEMPTION AND WAIVER

      (a) The Board of Directors of the Corporation acting in good faith may, at its option, at any time prior to the Separation Time with the prior consent of holders of Voting Shares or of the holders of Rights given in accordance with subsection 5.1(f) or (g), as the case may be, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to the provisions of this Section 5.1, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "REDEMPTION PRICE"). In the event that the Board of Directors proposes such a redemption, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than ten Business Days following the meeting of shareholders called to approve such redemption.

      (b) The Board of Directors of the Corporation may, until the expiration of 10 Business Days following the occurrence of a Flip-in Event, upon written notice delivered to the Rights Agent, waive the application of Section 3.1 acting in good faith may, with the prior consent of the holders of Voting Shares given in accordance with subsection 5.1(f), determine, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares and otherwise than in the circumstances set forth in subsection 5.1(c), to waive the application of Section 3.1 to such Flip-in Event. In the event that the Board of Directors proposes such a waiver, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than ten Business Days following the meeting of shareholders called to approve such waiver;

      (c) The Board of Directors of the Corporation may prior to the tenth Business Day after the Stock Acquisition Date waive the application of Section 3.1 to any particular Flip-in Event, provided that both of the following conditions are satisfied:

            (i) the Board of Directors of the Corporation has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and

            (ii) such Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this subsection 5.1(c) it is no longer an Acquiring Person;

      (d) The Board of Directors acting in good faith may, prior to the expiration of 10 Business Days following the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived under this clause, determine, upon prior written notice to the Rights Agent, to waive the application of Section 3.1 to that Flip-in Event provided that the Flip-in Event would occur by reason of a Take-over Bid made by means of a Take-over Bid circular sent to all holders of record of Voting Shares; further provided that if the Board of Directors waives the application of Section 3.1 to such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares which is made prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this subsection 5.1(c);

      (e) The Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid or a Take-over Bid in respect of which the Board of Directors has waived, or is deemed to have waived, pursuant to subsection 5.1(c), the application of
            Section 3.1, takes up and pays for the Voting Shares;

      (f) If a redemption of Rights pursuant to subsection 5.1(a) or a waiver of a Flip-in Event pursuant to subsection 5.1(b) is proposed at any time prior to the Separation Time, such redemption or waiver shall be submitted for approval to the holders of Voting Shares. Such approval shall be deemed to have been given if the redemption or waiver is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at a meeting of such holders duly held in accordance with applicable laws and the Corporation's by-laws;

      (g) If a redemption of Rights pursuant to subsection 5.1(a) is proposed at any time after the Separation Time, such redemption shall be submitted for approval to the holders of Rights. Such approval shall be deemed to have been given if the redemption is approved by holders of Rights by a majority of the votes cast by the holders of Rights represented in person or by proxy at and entitled to vote at a meeting of such holders. For the purposes hereof, each outstanding Right (other than Rights which are Beneficially Owned by any Person referred to in clauses (i) to (v) inclusive of the definition of Independent Shareholders) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's articles and the Business Corporations Act with respect to meetings of shareholders of the Corporation;

      (h) If the Board of Directors elects or is deemed to have elected to redeem the Rights, and, in circumstances where subsection 5.1(a) is applicable, such redemption is approved by the holders of Voting Shares or the holders of Rights in accordance with subsection 5.1(f) or (g), as the case may be, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price;

      (i) Within 10 days after the Board of Directors of the Corporation electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at its last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Transfer Agent for the Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1, and other than in connection with the purchase of Shares prior to the Separation Time.

      (j) Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being redeemed pursuant to this subsection 5.1(j), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this agreement the Separation Time shall be deemed not to have occurred and the Corporation shall be deemed to have issued replacement Rights to the holders of its then outstanding Common Shares.

      (k) the Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 pursuant to this
            Section 5.1.

5.2 EXPIRATION

            No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in subsection 4.1(a) of this Agreement.

5.3 ISSUANCE OF NEW RIGHTS CERTIFICATES

            Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Corporation to reflect any adjustment or change in the number or kind or class of Shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4 SUPPLEMENTS AND AMENDMENTS

            Subject in each case to the Corporation having obtained the prior written consent of the Toronto Stock Exchange, the Corporation may from time to time supplement or amend this Agreement as follows:

      (a) the Corporation may from time to time supplement or amend this Agreement with the approval of the Rights Agent but without the consent of any of the holders of the Rights or the Voting Shares in order to correct a clerical or typographical error;

      (b)   Intentionally Deleted;

      (c) subject to subsections 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares given in accordance with subsection 5.4(d), at any time prior to the Separation Time, supplement, amend, vary or delete any of the provisions of this Agreement and the Rights, which the Board of Directors, acting in good faith, may deem necessary or desirable (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Notwithstanding anything in this
            Section 5.4 to the contrary, no such supplement, amendment, variation or deletion shall be made to the provisions of ARTICLE 4 except with the written concurrence of the Rights Agent to such supplement, amendment, variation or deletion;

      (d) any consent or approval of holders of Voting Shares shall be deemed to have been given if the action requiring such consent or approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at or entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles of the Corporation;

      (e) the Corporation may, with the prior consent of the holders of Rights, at any time on or after the Separation Time and before the Expiration Time, supplement, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such supplement, amendment, variation or deletion shall be made to the provisions of
            ARTICLE 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such supplement, amendment, variation or deletion is authorized in the manner specified in subsection 5.4(f);

      (f) any consent or approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Company's Articles and the Business Corporations Act (British Columbia) with respect to meetings of the shareholders of the Corporation;

      (g) without the approval of any of the holders of the Voting Shares or the Rights, the Corporation may supplement, amend, delete or vary any of the provisions of this Agreement or the Rights as may be required to maintain the validity or effectiveness of this Agreement or the Rights as a result of any change in any applicable legislation or regulation provided that:

            (i) if made before the Separation Time, any such supplement, amendment, variation or deletion shall be submitted to the shareholders of the Corporation at the next general meeting of shareholders and the shareholders may, by the majority referred to in subsection 5.4(d) confirm or reject such supplement, amendment, variation or deletion; or

            (ii) if made after the Separation Time, any such amendment, variation or deletion shall be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in subsection 5.4(f) confirm or reject such supplement, amendment, variation or deletion.

            Any such supplement, amendment, variation or deletion shall be effective from the date of the resolution of the Board of Directors adopting such supplement, amendment, variation or deletion until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such supplement, amendment, variation or deletion is confirmed, it continues in effect in the form so confirmed. If such supplement, amendment, variation or deletion is rejected by the holders of Voting Shares or Rights or is not submitted to the shareholders or holders of Rights as required, then such supplement, amendment, variation or deletion shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the holders of Voting Shares or Rights, as the case may be.

5.5 FRACTIONAL RIGHTS AND FRACTIONAL SHARES

      (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right in lieu of such fractional Rights.

      (b) The Corporation shall not be required to issue fractional Shares upon exercise of the Rights or to distribute certificates which evidence fractional Shares. In lieu of issuing fractional Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one whole Share.

5.6 RIGHTS OF ACTION

            Subject to the terms of this Agreement, rights of action in respect to this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, as the case may be, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of such holder's right to exercise such holder's Rights, or Rights to which it is entitled, in the manner provided in this Agreement, and in such holder's Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, as the case may be, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7 HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER

            No holder, as such, of any Rights, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Shares or any other securities which may at any time be issuable on the exercise of Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section
5.8 hereof), or to receive dividends or subscription rights or otherwise, until such Rights, or Rights to which such holder is entitled, shall have been exercised in accordance with the provisions hereof.

5.8 NOTICE OF PROPOSED ACTIONS

In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

      (a) to effect or permit (in cases where the Corporation's permission is required) any Flip-in Event; or

      (b) to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets;

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-in Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action by the Corporation.

5.9 NOTICES

            Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

            QLT Inc.
            887 Great Northern Way
            Vancouver, British Columbia
            V5T 4T5

            Attention: Corporate Secretary

            Any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

            Computershare Trust Company of Canada
            510 Burrard Street
            Vancouver, British Columbia
            V6C 3B9

            Attention: Manager, Client Services

            Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10 COSTS OF ENFORCEMENT

            The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce its rights pursuant to any Rights or this Agreement.

5.11 SUCCESSORS

            All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.12 BENEFITS OF THIS AGREEMENT

            Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13 GOVERNING LAW

            This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of British Columbia applicable to contracts to be made and performed entirely within British Columbia.

5.14 COUNTERPARTS

            This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.15 SEVERABILITY

            If any term or provision hereof or the application thereof to any circumstances shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.16 EFFECTIVE DATE

            This Agreement is effective in accordance with its terms from the date hereof. If this Agreement is not confirmed by resolution passed by a majority of greater than 50% of the votes cast by Independent Shareholders who vote in respect of confirmation of this Agreement at the annual general meeting of Shareholders of the Corporation to be held on April 25, 2002 then this Agreement and any then outstanding Rights shall be of no further force and effect from the Close of Business on the date of termination of such meeting.

5.17 PARAGRAPH INTENTIONALLY DELETED

5.18 DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

      (a) All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors pursuant to this Agreement, in good faith, (i) may be relied on by the Rights Agent, and (ii) shall not subject the Board of Directors to any liability to the holders of the Rights or to any other parties.

      (b) Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board of Directors of the Corporation to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors of the Corporation shall not be entitled to recommend that the holders of the Voting Shares reject any Permitted Bid or any Competing Permitted Bid or any Take-over Bid, or to take any other action (including, without limiting the generality of the foregoing, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Permitted Bids or Competing Permitted Bids or Take-over Bids) with respect to any Permitted Bid or any Competing Permitted Bid or any Take-over Bid or otherwise that the Board believes is necessary or appropriate in the exercise of its fiduciary duties.

5.19 DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS

            If in the opinion of the Board of Directors of the Corporation (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors of the Corporation acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident trust company registered under the trust company legislation of Canada or any province thereof or a portfolio manager registered under the securities legislation of one or more provinces of Canada (herein called a "FIDUCIARY") of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute instrument discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States and any province, state or territory thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.20 TIME OF ESSENCE

            Time shall be of the essence of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

QLT INC.                                       COMPUTERSHARE TRUST COMPANY
                                               OF CANADA

Per:   "Paul Hastings"                         Per: "Kim Wong"
      --------------------------------             ---------------------------
      Authorized Signatory                         Authorized Signatory

Per:   "Julia Levy"                            Per: "Jenny Karim"
      --------------------------------             ---------------------------
      Authorized Signatory                         Authorized Signatory

                                    EXHIBIT A
                          (FORM OF RIGHTS CERTIFICATE)

Certificate No.______________________            ________________________Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID WITHOUT ANY FURTHER ACTION.

                               Rights Certificate

This certifies that ___________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Rights Plan Agreement dated as of April 8, 2005 (amending and restating the Shareholder Rights Plan Agreement, dated March 17, 2002 as amended and restated April 8, 2002), as such may from time to time be amended, restated, varied or replaced (the "RIGHTS AGREEMENT") between QLT Inc., a corporation amalgamated under the British Columbia Business Corporations Act (the "CORPORATION") and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada, as Rights Agent (the "RIGHTS AGENT") which term shall include any successor Rights Agent under the Rights Agreement, to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Corporation (a "COMMON SHARE") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in any of the cities of Vancouver and Toronto. The Exercise Price shall initially be $90 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement. The number of Common Shares which may be purchased for the Exercise Price is subject to adjustment as set forth in the Rights Agreement.

            This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement which terms and provisions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

            This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificate of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate is exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificate to the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

            No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby nor will Rights Certificates be issued for less than one whole Right. After the Separation Time, in lieu of issuing fractional Rights a cash payment will be made as provided in the Rights Agreement.

            No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights Certificate is not valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

            IN WITNESS the facsimile signature of the proper officers of the Corporation and its seal.

Date: ________________________________
ATTEST:

______________________________________     By: ____________________________
Secretary

Countersigned: (By Rights Agent)

By ___________________________________
   Authorized Signature

                                    EXHIBIT 1

                          FORM OF ELECTION TO EXERCISE

                   (TO BE ATTACHED TO EACH RIGHTS CERTIFICATE)

To:

The undersigned hereby irrevocably elects to exercise _____ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name: _________________________________________________________________________
Street: _______________________________________________________________________
City, Province & Postal Code: _________________________________________________
Social Insurance Number or
other taxpayer identification number: _________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, the undersigned requests that a new Rights Certificate for the balance of such Rights be issued in the name of and delivered to:
Name: _________________________________________________________________________
Street: _______________________________________________________________________
City, Province & Postal Code: _________________________________________________
Social Insurance Number or
other taxpayer identification number: _________________________________________

Dated: ___________________            _________________________________________
                                      Signature

Signature Guaranteed:                 (The signature on this form must
                                      correspond with the name as recorded on
                                      the certificate(s) in every particular,
                                      without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada, a member of a registered national securities exchange in the United States, or a member of the Securities Transfer Association Medallion (STAMP) Program.

_______________________________________________________________________________
                            (To be completed if true)

The undersigned represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the best of the knowledge of the undersigned, never have been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a person "acting jointly or in concert" with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms and "acting jointly or in concert" have the meanings set out in the Rights Agreement.

                                      _________________________________________
                                      Signature

                                     NOTICE

If the certification set forth above is not completed, the Corporation shall deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. The Corporation shall not issue Rights Certificates in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.

                                    EXHIBIT 2

                               FORM OF ASSIGNMENT

         (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES
                      TO TRANSFER THE RIGHTS CERTIFICATE)

FOR VALUE RECEIVED ____________________________________________________________

hereby sells, assigns and transfers unto ______________________________________

_______________________________________________________________________________
                  (Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints _______________, as attorney, to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

Dated: _______________________          _______________________________________
                                        Signature

Signature Guaranteed:                   (The signature on this form must
                                        correspond with the name as recorded on
                                        the certificate(s) in every particular,
                                        without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada, a member of a registered national securities exchange in the United States, or a member of the Securities Transfer Association Medallion (STAMP) Program.

_______________________________________________________________________________
                            (To be completed if true)

The undersigned represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the best of the knowledge of the undersigned, never have been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a person "acting jointly or in concert" with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms and "acting jointly or in concert" have the meanings set out in the Rights Agreement.

                                        _______________________________________
                                        Signature

                                     NOTICE

If the certification set forth above is not completed, the Corporation shall deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. The Corporation shall not issue Rights Certificates in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.